SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report for Event Occurring April 2, 2002

of

ALLIED HOLDINGS, INC.

a Georgia Corporation
IRS Employer Identification No. 58-0360550
SEC File Number 0-22276

160 Clairemont Avenue
Suite 200
Decatur, Georgia 30030
(404) 370-1100

Item 4. Changes in Registrant’s Certifying Accountant.

     On April 2, 2002, Allied Holdings, Inc. (“Allied”) dismissed its independent public accountants, Arthur Andersen LLP, pursuant to the direction of its Audit Committee and Board of Directors, and on April 2, 2002, the Board of Directors engaged the services of KPMG LLP as its new independent auditors pursuant to the direction of its Audit Committee and Board of Directors.

     Arthur Andersen’s reports on Allied’s consolidated financial statements for each of the years December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, which disagreements, if not resolved to Arthur Andersen’s satisfactions, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of Allied ended December 31, 2001, or during any subsequent interim period through April 2, 2002.

     Allied provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated April 2, 2002, stating its agreement with such statement.

     During Allied’s two most recent fiscal years ended December 31, 2001 and through April 2, 2002, Allied did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits.

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 2, 2002.

99.1	Press release dated April 2, 2002.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2002

ALLIED HOLDINGS, INC.

By:	/s/ Daniel H. Popky

Name:	Daniel H. Popky
Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 2, 2002.

99.1	Press release dated April 2, 2002.